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                                 EXHIBIT 23 (b)

                          Independent Auditors' Consent



We consent to the incorporation by reference in Registration Statement Nos. 33-64451, 333-32132, and 333-54600 on Form S-8 and in Registration Statement Nos. 33-61087, 333-5921, 333-18041, 333-61993, and 333-40970 on Form S-3 of our
report dated March 1, 2001 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) appearing in this Annual Report on Form 10-KSB of OXIS International, Inc. for the year ended December 31, 2001.



DELOITTE & TOUCHE LLP

Portland, Oregon
March 28, 2002

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